                                                                   EXHIBIT 10.27


                                SECOND AMENDMENT

         THIS SECOND AMENDMENT, dated as of February 16, 2001 (this "Amendment"), amends the 364-Day Credit Agreement dated as of September 2, 1999 (as previously amended, the "Credit Agreement"), among PENTAIR, INC., various financial institutions, and BANK OF AMERICA, N.A., as Administrative Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to reduce the Total Commitment and amend the Credit Agreement in certain respects as more fully set forth below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as set forth below:

         (1) Addition of Definitions. The following new definitions are added to
Section 1.01 in appropriate alphabetical sequence:

                  Foreign Subsidiary means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States.

                  Subsidiary Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty on or prior to that day (and has not been released from its obligations thereunder in accordance with the terms hereof).

                  Subsidiary Guaranty means a Subsidiary Guaranty issued by various Subsidiaries of the Company, substantially in the form of
         Exhibit I.

         (2) Amendment to Section 1.01. Section 1.01 is amended by deleting the definitions of "EBITDA," "Interest Coverage Ratio" and "Leverage Ratio" in their entirety and substituting the following therefor, respectively:

                  EBITDA means, for any period, the sum of the consolidated net income of the Company for such period excluding the effect of any extraordinary or non-recurring gains and any extraordinary or non-recurring non-cash losses in such period plus, to the extent deducted in determining such consolidated net income, Interest Expense, income tax expense, depreciation and amortization for such period, provided that the financial results of the Company's equipment segment which was classified as a "discontinued operation"effective December 31, 2000, shall be excluded in calculating EBITDA, except to the extent that the negative contribution to EBITDA for such equipment segment for the period beginning January 1, 2001 and ending on any date of determination of EBITDA would exceed $25,000,000.

                  Interest Coverage Ratio means, for any period, the ratio of
         (i) EBITDA plus rent expense for such period (excluding, for any calculation after the divestiture or liquidation of Lincoln Industrial Corporation, Lincoln Automotive Company or Century Mfg. Co. or a business unit of any of the foregoing, any portion thereof attributable to the entity or assets divested or liquidated) to (ii) Interest Expense plus rent expense of the Company and its Subsidiaries for such period (excluding, for any calculation after the divestiture or liquidation of Lincoln Industrial Corporation, Lincoln Automotive Company or Century Mfg. Co. or a business unit of any of the foregoing, any portion thereof attributable to the entity or assets divested or liquidated).

                  Leverage Ratio means, as of any date, the ratio of (a) the sum (without duplication) of (i) all Debt of the Company and its Consolidated Subsidiaries plus (ii) all Synthetic Lease Obligations of the Company and its Consolidated Subsidiaries, all determined on a consolidated basis, to (b) EBITDA for the period of four consecutive fiscal quarters most recently ended on or before such date for which financial statements have been delivered pursuant to subsection 8.01(a) or (b); provided that for purposes of calculating EBITDA pursuant to this clause (b), the consolidated net income of any Person or business unit acquired (or divested or liquidated, if the sales revenue generated by such Person or business unit in the 12 months prior to such divestiture or liquidation was $25,000,000 or more) by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, Interest Expense, income tax expense, depreciation and amortization of such Person or business unit) shall be included (or, in the case of a divestiture or liquidation, excluded) on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith (or the consummation of such divestiture or liquidation) occurred on the first day of such period) in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission.

         (3) Amendment to Section 8.02. Section 8.02 is amended in its entirety to read as follows:

                  8.02 Maximum Leverage Ratio. The Company shall not at any time permit the Leverage Ratio to exceed the applicable ratio set forth below during any period set forth below:

                  FISCAL QUARTER ENDING:              LEVERAGE RATIO

                  Prior to 6/30/01                      4.25 to 1.0

                  6/30/01                               4.00 to 1.0

                  9/29/01                               3.50 to 1.0

                  12/31/01 and thereafter               3.00 to 1.0.

         (4) Amendment to Section 8.03. Section 8.03 is amended in its entirety to read as follows:

                  8.03 Minimum Interest Coverage Ratio. The Company shall not at any time permit the Interest Coverage Ratio to be less than the applicable ratio set forth below during any period set forth below:


                  COMPUTATION PERIOD ENDING:        INTEREST COVERAGE RATIO
                  On or prior to 6/30/01                 2.25 to 1.0

                  9/29/01                                2.50 to 1.0

                  12/31/01 and thereafter                3.00 to 1.0.

         For purposes of the foregoing, a "Computation Period" is any period of four consecutive fiscal quarters of the Company ending on the last day of a fiscal quarter.

         (5) Amendment to Section 8.06. Section 8.06 is amended by (i) deleting the word "and" at the end of subsection (b) thereof, and (ii) adding the following as new subsections (d) and (e) thereof:

                  (d)      Debt under the Subsidiary Guaranty; and

                  (e) so long as the Subsidiary Guaranty is in effect, Debt arising under unsecured guaranties of other Senior Debt of the Company;

         (6) Addition of new Section 8.11. The following new Section 8.11 is added in proper numerical sequence:

                  8.11. Subsidiary Guaranty. The Company will take, and will cause its Subsidiaries to take such actions as are reasonably necessary or as the Administrative Agent may reasonably request (including delivery of authorization documents and customary opinions of counsel) so that as of May 1, 2001 and at all times thereafter all of the Company's obligations hereunder are guaranteed by

         Subsidiaries (other than Foreign Subsidiaries) that, in the aggregate together with the Company, own 90% or more of the consolidated assets of the Company and its Subsidiaries (excluding Foreign Subsidiaries) and earned 90% or more of the consolidated revenue of the Company and its Subsidiaries (excluding Foreign Subsidiaries) during the most recent period of four consecutive fiscal quarters (excluding the revenues of any Subsidiary or business unit which has been divested or liquidated on or prior to any date of determination), in each case pursuant to the Subsidiary Guaranty.

         (7) Amendment to Section 9.01. Section 9.01 is amended by (i) deleting the word "or" at the end of subsection (j) thereof, (ii) inserting the word "or" after subsection (k) thereof, and (iii) adding the following as a new subsection
(l) thereof:

                  (l) the Subsidiary Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor (other than as a result of such Subsidiary Guarantor ceasing to be a Subsidiary pursuant to a transaction permitted hereunder), any Subsidiary Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty, or any Subsidiary Guarantor (or any Person by, through or on behalf of such Subsidiary Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty with respect to such Subsidiary Guarantor.

         (8) Addition of New Section 10.13. The following new Section 10.13 is added in proper numerical sequence:

                  10.13 Subsidiary Guaranty. (a) Subject to the proviso contained in clause (b) below, the Administrative Agent shall, and the Lenders irrevocably authorize the Administrative Agent to, release any Person which is a Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, if such Person ceases to be a Subsidiary Guarantor pursuant to a transaction that does not result in a default of any provision hereof (including Section 8.11). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Subsidiary from its obligations under the Subsidiary Guaranty pursuant to this
         Section 10.13.

                  (b) The Administrative Agent agrees to promptly execute and deliver to the Company all documents reasonably required to evidence any release permitted under this Agreement; provided that such release also is permitted under the Long Term Credit Agreement and the Company certifies that such release also is permitted under any other agreement governing indebtedness for borrowed money of the Company which is entitled to the benefits of the Subsidiary Guaranty.

         (9) Amendment to Section 11.04. Section 11.04 is amended by (i) deleting the word "or" at the end of clause (d) thereof, (ii) re-designating clause "(e)" as clause "(f)" and (iii) inserting the following new clause (e):

         (e) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (other than with respect to a Person which ceases to be a Subsidiary Guarantor pursuant to a transaction that does not result in a default of any provision hereof (including Section 8.11)); or

         (10) Amendment of Pricing Schedule. Schedule 1.01 (Pricing Schedule) is amended in its entirety by substituting the Schedule 1.01 attached hereto therefor (and such Pricing Schedule shall become effective immediately upon the effectiveness of this Amendment).

         (11) Amendment of Commitment Schedule. Schedule 2.01 (Commitments and Pro Rata Shares) is hereby amended in its entirety by substituting the Schedule
2.01 attached hereto therefor (and such Schedule 2.01 shall become effective immediately upon the effectiveness of this Amendment).

         (12) Addition of New Exhibit I. Exhibit I attached hereto is added in the proper alphabetical sequence.

         SECTION 2 Representations and Warranties. The Company represents and warrants to the Lenders that (a) each of the representations and warranties of the Company set forth in the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, (b) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), (i) are within the powers of the Company, (ii) have been duly authorized by all necessary action on the part of the Company, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of the Company or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries and (c) the Amended Credit Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         SECTION 3 Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent has received each of the following:

         (1) counterparts (or facsimiles thereof) of signature pages to this Amendment executed by the Company, the Required Lenders and the Administrative Agent;

         (2) payment by the Company to the Administrative Agent of the fees required by Section 4 hereof;

         (3) a certificate of the secretary or an assistant secretary of the Company as to:

                  (i) resolutions of the board of directors of the Company authorizing the execution and delivery of this Amendment and the performance by the Company of its obligations under the Amended Credit Agreement; and

                  (ii) the incumbency and signatures of those of its officers authorized to execute and deliver this Amendment; and

         (4) such other documents as the Administrative Agent or any Lender may reasonably request.

         SECTION 4 Consent Fee. The Company shall pay on or before the effective date hereof and in immediately available funds to the Administrative Agent, for the account of each Lender which has delivered to the Administrative Agent (by facsimile or otherwise) (x) on or before 5:00 p.m. (Chicago time) on February 14, 2001, an executed letter consenting hereto and (y) on or before 5:00 p.m. (Chicago time) on February 16, 2001, an executed counterpart of the applicable signature page hereof, a consent fee equal to 0.125% of the amount of such Lender's Commitment under the Credit Agreement.

         SECTION 5 Miscellaneous.

         (1) Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effective date hereof, all references in the Credit Agreement and the Notes to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         (2) Limited Waiver. The Required Lenders hereby waive any failure by the Company to comply with Section 8.02 or Section 8.03 of the Credit Agreement for the applicable calculation period ending on December 31, 2000. The aforementioned waiver is limited to the matters specifically identified therein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever.

         (3) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         (4) Expenses. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent (including attorney's fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

         (5) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


         (6) Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

         (7) Administrative Agent. The Required Lenders acknowledge that the Administrative Agent will act as administrative agent for the Lenders for purposes of the Subsidiary Guaranty. The Required Lenders authorize the Administrative Agent to act in such capacity and to enter into a Subsidiary Guaranty on behalf of the Lenders and to execute and deliver such documents as may reasonably be required or appropriate in connection therewith.

                    [Signatures begin on the following page.]

         Delivered at Chicago, Illinois as of the day and year first above written.

                                            PENTAIR, INC.


                                            By:
                                            Title:


                                            BANK OF AMERICA, N.A.,
                                             individually and as Administrative
                                             Agent


                                            By:
                                            Title:


                                            BANK ONE, NA (Main Office Chicago)
                                            (formerly known as The First
                                            National Bank of Chicago)


                                            By:
                                            Title:


                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:
                                            Title:


                                            MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK


                                            By:
                                            Title:

                                                             Second Amendment to
                                                        364-Day Credit Agreement

                                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                            CHICAGO BRANCH

                                            By:
                                            Title:


                                            By:
                                            Title:


                                            BANCA NAZIONALE DEL LAVORO S.p.A.
                                             NEW YORK BRANCH


                                            By:
                                            Title:

                                            By:
                                            Title:

                                            BANCA ANTONVENETA NEW YORK BRANCH

                                            By:
                                            Title:


                                            By:
                                            Title:


                                            BANK HAPOALIM B.M.


                                            By:
                                            Title:


                                            By:
                                            Title:

                                                             Second Amendment to
                                                        364-Day Credit Agreement

                                            FIRST UNION NATIONAL BANK

                                            By:
                                            Title:


                                            THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED


                                            By:
                                            Title:


                                            FLEET NATIONAL BANK


                                            By:
                                            Title:


                                            CREDIT LYONNAIS CHICAGO BRANCH


                                            By:
                                            Title:


                                            By:
                                            Title:


                                            SUNTRUST BANK (formerly known as
                                            SunTrust Bank, Central Florida,
                                            N.A.)


                                            By:
                                            Title:

                                                             Second Amendment to
                                                        364-Day Credit Agreement

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            By:
                                            Title:


                                            By:
                                            Title:

                                            THE DAI-ICHI KANGYO BANK, LTD.


                                            By:
                                            Title:

                                            BANCA DI ROMA - CHICAGO BRANCH


                                            By:
                                            Title:

                                            By:
                                            Title:


                                            FIRSTAR BANK, N.A. (formerly known
                                            as Firstar Bank of Minnesota, N.A.)


                                            By:
                                            Title:


                                            MELLON BANK, N.A.


                                            By:
                                            Title:

                                                             Second Amendment to
                                                        364-Day Credit Agreement

                                            SANWA BANK LIMITED


                                            By:
                                            Title:

                                            By:
                                            Title:


                                            THE BANK OF NEW YORK


                                            By:
                                            Title:


                                            BNP PARIBAS (formerly known as
                                            Banque Nationale De Paris)

                                            By:
                                            Title:

                                            By:
                                            Title:


                                            NATIONAL CITY BANK


                                            By:
                                            Title:

                                                             Second Amendment to
                                                        364-Day Credit Agreement

                                  SCHEDULE 1.01

                                PRICING SCHEDULE

        The Applicable Margin and Facility Fee Rate shall be determined as follows:

        1. The Applicable Margin and the Facility Fee Rate shall be as set forth in the table below and shall be calculated based on (a) the credit ratings assigned by Moody's and S&P to the Company's debt obligations under this Agreement and the Long Term Credit Agreement (each a "Bank Debt Rating"), if Moody's and S&P have issued such ratings, or (b) if either Moody's or S&P has not issued a Bank Debt Rating, the general corporate rating assigned by Moody's and S&P to the Company (each a "Corporate Rating"), or (c) if either Moody's or S&P has issued neither a Bank Debt Rating nor a Corporate Rating, the credit ratings assigned by Moody's and S&P to the Company's long term senior unsecured non-credit-enhanced public Debt (each a "Senior Debt Rating").

       2. Prior to March 30, 2001, the Applicable Margin and the Facility Fee Rate (collectively, the "Pricing") shall be Level IV (notwithstanding that calculations made in accordance with the other provisions of this Schedule 1.01 would specify a lower level).

       3. If one Bank Debt Rating, Corporate Rating or Senior Debt Rating is higher than the other (i.e., the Moody's rating is higher than the S&P rating, or vice versa), the lower of such ratings shall determine the Pricing. If at any time either Moody's or S&P does not have in effect a Bank Debt Rating, a Corporate Rating or a Senior Debt Rating (including any time when neither Moody's nor S&P has in effect any such rating), the Pricing shall be Level V.

       4. The Pricing shall be adjusted two Business Days after any applicable change in the Bank Debt Rating, Corporate Rating or Senior Debt Rating by either Moody's or S&P.


                LEVEL I      LEVEL II    LEVEL III   LEVEL IV     LEVEL V
--------------------------------------------------------------------------
BANK DEBT       A-/A3 OR
RATINGS,        HIGHER       BBB+/Baa1   BBB/Baa2    BBB-/Baa3    BB+/Ba1
CORPORATE                                                         OR LOWER
RATINGS OR
SENIOR DEBT
RATINGS
--------------------------------------------------------------------------
APPLICABLE
MARGIN
(bps)              65.0         75.0       85.0        107.5       130.0
--------------------------------------------------------------------------
FACILITY FEE
(bps)              10.0         12.5       15.0         17.5        20.0
--------------------------------------------------------------------------

                                  SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                                                     Pro
                                                                     Rata
         Lender                             Commitment               Share
         ------                             ----------               -----
Bank of America, N.A.                       $ 30,500,000         9.10447761%
Bank One, NA                                $ 30,450,000         9.08955224%
U.S. Bank National Association              $ 30,450,000         9.08955224%
Morgan Guaranty Trust Company of New York   $ 27,840,000         8.31044776%
The Bank of Tokyo - Mitsubishi, Ltd.,
     Chicago Branch                         $ 21,750,000         6.49253731%
Banca Nazionale del Lavoro S.p.A.
     New York Branch                        $ 17,400,000         5.19402985%
Banca Antonveneta New York Branch           $ 17,400,000         5.19402985%
Bank Hapoalim B.M.                          $ 17,400,000         5.19402985%
First Union National Bank                   $ 17,400,000         5.19402985%
The Industrial Bank of Japan, Limited       $ 15,660,000         4.67462687%
Fleet National Bank                         $ 15,660,000         4.67462687%
Credit Lyonnais Chicago Branch              $  9,570,000         2.85671642%
SunTrust Bank                               $  9,570,000         2.85671642%
Wells Fargo Bank, National Association      $  9,570,000         2.85671642%
The Dai-Ichi Kangyo Bank, Ltd.              $  8,700,000         2.59701493%
Banca di Roma - Chicago Branch              $  8,700,000         2.59701493%
Firstar Bank, N.A.                          $  8,700,000         2.59701493%
Mellon Bank, N.A.                           $  7,830,000         2.33731343%
Sanwa Bank Limited                          $  7,830,000         2.33731343%
The Bank of New York                        $  7,830,000         2.33731343%
BNP Paribas                                 $  7,830,000         2.33731343%
National City Bank                          $  6,960,000         2.07761194%

TOTAL                                       $335,000,000                100%

                                    EXHIBIT I